UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021 (September 20, 2021)

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27237	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Heritage Drive, Suite 205, Jupiter, Florida	33458
(Address of principal executive offices)	(Zip Code)

(561) 935-9955
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	MRZM	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 20, 2021, Marizyme, Inc. (the “Company”) held its Annual Meeting of Shareholders virtually via live audio webcast at https://agm.issuerdirect.com/mrzm. A total of 23,184,747 shares of common stock representing 64.53% of the aggregate shares outstanding and eligible to vote and constituting a quorum were represented in person or by valid proxies at the annual meeting.

Terry Brostowin, Esq., Dr. William Hearl, Julie Kampf, and Dr. Vithalbhai Dhaduk were each elected as directors of the Company to serve until the next annual meeting of shareholders.

The shareholders ratified the Company’s Amended and Restated 2021 Stock Incentive Plan.

The shareholders voted in favor of the non-binding advisory proposal that the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for its 2021 Annual Meeting of Shareholders, pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion, be approved.

The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Terry Brostowin, Esq.	23,097,778	86,969	N/A
Dr. William Hearl	23,097,778	86,969	N/A
Julie Kampf	20,538,838	2,645,909	N/A
Dr. Vithalbhai Dhaduk	20,754,078	2,430,669	N/A

2. Ratification of the Company’s Amended and Restated 2021 Stock Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
21,702,790	1,406,197	75,760	N/A

3. Non-Binding Advisory Vote on Executive Compensation set forth in the Company’s Proxy Statement Summary Executive Compensation Table:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
21,372,984	1,446,207	365,556	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2021	MARIZYME, INC.

	By:	/s/ Dr. Vithalbhai Dhaduk
Dr. Vithalbhai Dhaduk
Interim Chief Executive Officer